FOR IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE FOURTH QUARTER
                      EARNINGS RELEASE ON JANUARY 29, 2007;
           CONFERENCE CALL SET FOR JANUARY 30, 2007 AT 10:00 A.M. (ET)


PITTSFIELD, MA, January 8, 2007 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank, today announced that it will issue its earnings release for the quarter and year ended December 31, 2006, at approximately 4:15 P.M. eastern time on Monday, January 29, 2007.

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Tuesday, January 30, 2007. President and Chief Executive Officer Michael
P. Daly and interim Chief Financial Officer John S. Millet will discuss highlights of the Company's fourth quarter and year-end financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #226736
                                    (Both are needed to access the Replay)
         Replay Dates:              January 30, 2007 at 1:00 P.M. (ET) through
                                    February 6, 2007 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The presentation by Messrs. Daly and Millet will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call 800-773-5601.

                                       ###

Media and Investor Contact:

Berkshire Hills Bancorp, Inc.
John S. Millet, 413-236-3252
Senior Vice President, Treasurer and Interim Chief Financial Officer

jmillet@berkshirebank.com